Exhibit 24.1

FRONTIER FINANCIAL CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of FRONTIER FINANCIAL CORPORATION (the “Company”) hereby constitute and appoint John J. Dickson and Carol E. Wheeler, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Company, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to the Registration Statement on Form S-3 and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof, relating to the registration of the Company’s debt and equity securities, in each case as described in the foregoing Registration Statement, and to sign any and all amendments or supplements to such Registration Statements.

Signature	Capacity

/s/ John J. Dickson John J. Dickson	President and Chief Executive Officer (Principal Executive Officer)

/s/ Carol E. Wheeler Carol E. Wheeler	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael J. Clementz Michael J. Clementz	Director

/s/ David M. Cuthill David M. Cuthill	Director

/s/ Lucy DeYoung Lucy DeYoung	Director

/s/ John J. Dickson John J. Dickson	Director

/s/ Robert J. Dickson Robert J. Dickson	Chairman of the Board

/s/ Patrick M. Fahey Patrick M. Fahey	Director

/s/ Edward D. Hansen Edward D. Hansen	Director

/s/ William H. Lucas William H. Lucas	Director

Signature	Capacity

/s/ William J. Robinson William J. Robinson	Director

/s/ Edward C. Rubatino Edward C. Rubatino	Director

/s/ Darrell J. Storkson Darrell J. Storkson	Director

/s/ Mark O. Zenger Mark O. Zenger	Director

November 14, 2008

Everett, Washington

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